The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-182041

SUBJECT TO COMPLETION, DATED MARCH 12, 2013

PROSPECTUS SUPPLEMENT
(To Prospectus dated March [•], 2013)

Astoria Financial Corporation

[    ] Depositary Shares, Each Representing a 1/40th Interest in a Share of
[    ]% Non-Cumulative Perpetual Preferred Stock, Series C

Astoria Financial Corporation is offering      depositary shares, each representing a 1/40th ownership interest in a share of % Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), referred to as Series C Preferred Stock. The depositary shares are represented by depositary receipts. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series C Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series C Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will accrue on a non-cumulative basis and be payable from the date of initial issuance, at a rate of   % per annum, payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2013.

Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall accrue for such dividend period or be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period to the holder of Series C Preferred Stock, including the depositary, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series C Preferred Stock for any future dividend period.

We may redeem the Series C Preferred Stock at our option (i) in whole or in part, from time to time, on any dividend payment date on or after April 15, 2018; or (ii) in whole but not in part, at any time following our good faith determination of the occurence of a regulatory capital treatment event, as defined herein, in each case, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series C Preferred Stock will not have any voting rights, except in limited circumstances as described elsewhere in this prospectus supplement.

We intend to apply to list the depositary shares on the New York Stock Exchange, referred to as the NYSE, under the symbol “AF PrC”. If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares.

Neither the Series C Preferred Stock nor the depositary shares are savings accounts, deposits or other obligations of any bank and neither will be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in the depositary shares involves risk. See “Risk Factors” beginning on page S-10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total(3)
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses	$	$

(1)	The public offering price does not include dividends, if any, that may be declared.
(2)	Reflects depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $ per share, and depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $ per share.
(3)	Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters the right to purchase up to an additional [     ] depositary shares at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form only through the facilities of The Depository Trust Company and its participants against payment in New York, New York on or about March   , 2013.

Joint Book-Running Managers

Barclays	Raymond James	RBC Capital Markets

Co-Managers

Credit Suisse	Jefferies	J.P. Morgan	Sandler O’Neill + Partners, L.P.

The date of this prospectus supplement is March   , 2013.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompany prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

As used in this prospectus supplement, “Astoria Financial,” “AFC,” “the Company,” “we,” “us,” and “our” refer to Astoria Financial Corporation. Such references do not refer to any subsidiary of or statutory trust established by Astoria Financial Corporation unless the context indicates otherwise.

Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the depositary shares. We are not making any representation to you regarding the legality of an investment in the depositary shares by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, referred to as the SEC. You may read and copy these materials at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information.

Our Internet address is www.astoriafederal.com. We make available on our website, free of charge, access to our periodic and current reports, proxy statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus supplement.

In addition, our common stock is currently traded on the New York Stock Exchange, referred to as the NYSE, under the trading symbol “AF” and you may inspect information about the Company by visiting the NYSE website at http://www.nyse.com.

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement, which means that we can disclose important information to you by referring to documents that we have filed, or will file, with the SEC. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus supplement. We incorporate by reference the following documents filed with the SEC (other than information that pursuant to SEC rules is deemed not to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-11967);
•	Current Reports on Form 8-K filed on January 4, 2013, January 7, 2013, January 24, 2013 (only with respect to Item 8.01), January 25, 2013, February 19, 2013 and February 20, 2013 (File No. 001-11967).

In addition, all future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, after the filing of this prospectus supplement and prior to the termination of the offering, are incorporated by reference into this prospectus supplement (other than information that pursuant to SEC rules is deemed not to be filed). Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference, at no cost by writing to or telephoning us at the following address:

Astoria Financial Corporation
Investor Relations Department
One Astoria Federal Plaza
Lake Success, New York 11042
Telephone: (516) 327-7869
Email: ir@astoriafederal.com

We have also filed a registration statement (No. 333-182041) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the depositary shares. The registration statement may contain additional information that may be important to you.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Exchange Act. These statements may be identified by the use of the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;
•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;
•	changes in the interest rate environment may reduce interest margins or affect the value of our investments;
•	changes in deposit flows, loan demand or real estate values may adversely affect our business;
•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;
•	general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate;
•	legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to as the Reform Act, and any actions regarding foreclosures, may adversely affect our business;
•	enhanced supervision and examination by the Office of the Comptroller of the Currency, referred to as the OCC, the Board of Governors of the Federal Reserve System, referred to as the Federal Reserve, and the Consumer Financial Protection Bureau;
•	effects of changes in existing U.S. government or government-sponsored mortgage programs;
•	technological changes may be more difficult or expensive than we anticipate;
•	success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or
•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate.

Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the “Risk Factors” section of this prospectus supplement are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward looking statements. Other factors, such as the general state of the U.S. economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

S-iii

You should refer to our periodic and current reports filed with the SEC (and incorporated by reference herein), including our most recent Annual Report on Form 10-K for the year ended December 31, 2012 for further information on other factors that could cause actual results to be significantly different from those expressed or implied by the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

Astoria Financial Corporation

We are a Delaware corporation organized in 1993 as the unitary savings and loan holding company of Astoria Federal Savings and Loan Association and its consolidated subsidiaries, referred to as Astoria Federal. We are headquartered in Lake Success, New York and our principal business is the operation of our wholly owned subsidiary, Astoria Federal. Astoria Federal’s primary business is attracting retail deposits from the general public and businesses and investing those deposits, together with funds generated from operations, principal repayments on loans and securities and borrowings, primarily in one-to-four family residential mortgage loans, multi-family mortgage loans, commercial real estate mortgage loans and mortgage-backed securities. To a lesser degree, Astoria Federal also invests in consumer and other loans, U.S. government, government agency and government-sponsored enterprise, securities and other investments permitted by federal banking laws and regulations. At December 31, 2012, we had $16.50 billion of assets, including loans receivable, net of $13.08 billion, $10.44 billion of deposits and $1.29 billion of stockholders’ equity.

Although we remain committed to offering traditional retail deposit products and residential mortgage loans, we have been developing strategies to grow other loan categories to diversify earning assets and to increase low cost savings, money market and NOW and demand deposits. These strategies include continued reliance on our multi-family and commercial real estate mortgage lending operations and, over time, significantly expanding our business banking operations. Our business banking initiative includes focusing on small and mid-sized businesses, with an emphasis on attracting clients from larger competitors. We are also considering expanding our branch network into other locations on Long Island and opening branches in Manhattan.

In addition to Astoria Federal, Astoria Financial has two other subsidiaries, AF Insurance Agency, Inc., referred to as AF Insurance, and Astoria Capital Trust I. AF Insurance is a licensed life insurance agency. Through contractual agreements with various third parties, AF Insurance makes insurance products available primarily to the customers of Astoria Federal. AF Insurance is a wholly owned subsidiary which is consolidated with Astoria Financial for financial reporting purposes. Our other subsidiary, Astoria Capital Trust I, is not consolidated with Astoria Financial for financial reporting purposes. Astoria Capital Trust I was formed in 1999 for the purpose of issuing $125.0 million aggregate liquidation amount of 9.75% Capital Securities due November 1, 2029, referred to as the capital securities, and $3.9 million of common securities (which are the only voting securities of Astoria Capital Trust I), which are 100% owned by Astoria Financial, and using the proceeds to acquire Junior Subordinated Debentures issued by Astoria Financial. Astoria Financial has fully and unconditionally guaranteed the capital securities along with all obligations of Astoria Capital Trust I under the trust agreement relating to the capital securities.

At December 31, 2012, our tangible capital ratio, which represents stockholders’ equity less goodwill divided by total assets less goodwill, was 6.80%. At December 31, 2012, Astoria Federal’s capital levels exceeded all of its regulatory capital requirements with a Tangible capital ratio of 9.24%, Tier 1 leverage capital ratio of 9.24% and Total risk-based capital ratio of 16.49%. Astoria Federal’s Tier 1 risk-based capital ratio was 15.23% at December 31, 2012. As of December 31, 2012, Astoria Federal continues to be a well capitalized institution for all bank regulatory purposes.

Our principal executive offices are located at One Astoria Federal Plaza, Lake Success, New York 11042. Our telephone number is (516) 327-3000.

Risk Factors

An investment in the depositary shares involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-10 of this prospectus supplement and in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Summary of the Offering

The following description contains basic information about the depositary shares, the Series C Preferred Stock represented thereby and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Series C Preferred Stock represented thereby, you should read “Description of the Series C Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement as well as “Description of Capital Stock” in the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer
Astoria Financial Corporation.
Securities offered
[ ] depositary shares (or depositary shares if the underwriters exercise in full their over-allotment option to purchase additional depositary shares), each representing a 1/40th ownership interest in a share of % Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), of AFC, referred to as Series C Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary shares, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
We may in the future from time to time, without notice to or consent of the holders of the Series C Preferred Stock or the holders of the depositary shares, re-open this series of preferred stock and issue additional shares of the Series C Preferred Stock either through public or private sales; provided, that any such additional shares of Series C Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code and such additional shares of Series C Preferred Stock are otherwise treated as fungible with the Series C Preferred Stock offered hereby for U.S. federal income tax purposes. The additional shares of Series C Preferred Stock would form a single series together with the Series C Preferred Stock offered hereby. In the event we issue additional shares of Series C Preferred Stock, we will issue a corresponding number of additional depositary shares.
Dividends
We will pay dividends on the Series C Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. Dividends will accrue on the liquidation preference amount on a non-cumulative basis and be payable from the date of initial issuance, at a rate of % per annum, payable quarterly, in arrears. Any dividends paid on the Preferred Stock will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares — Dividends and Other Distributions” in this prospectus supplement. Upon payment of any dividends on the Series C Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.
Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period or be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period to the holder of Series C Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series C Preferred Stock for any future dividend period.
A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of Series C Preferred Stock issued in connection with this offering will begin on and include the date we first issue such shares of Series C Preferred Stock.
References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
Our ability to pay dividends on the Series C Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of Series C Preferred Stock — Restrictions on the Payment of Dividends.”
Dividend payment dates
Dividends on the Series C Preferred Stock will be payable when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2013. If any dividend payment date falls on a day other than a business day, then such date shall nevertheless be a dividend payment date but any dividend declared and otherwise payable on that dividend payment date will instead be paid on the next business day without any adjustment to the amount of dividends paid.
Priority regarding dividends
So long as any share of Series C Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series C Preferred Stock, and we are not in default on our obligation to redeem any shares of Series C Preferred Stock that have been called for redemption, we may not, subject to certain exceptions:
• declare, pay or set aside for payment any dividend or distribution on any shares of junior stock (as defined herein); or
• or repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of junior stock or dividend parity stock (as defined herein).
When dividends are not paid in full upon the shares of Series C Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series C Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Series C Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.
See “Description of the Series C Preferred Stock — Priority Regarding Dividends” for more information.
Redemption
The Series C Preferred Stock is perpetual and has no maturity date. We may redeem the Series C Preferred Stock, at our option, at a price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends (without accumulation of any undeclared dividends) on the Series C Preferred Stock prior the redemption date, (i) in whole or in part, from time to time, on April 15, 2018 or any dividend payment date thereafter or (ii) in whole but not in part, at any time following our good faith determination of the occurrence of a regulatory capital treatment event (as defined herein). If we redeem the Series C Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares. See “Description of the Series C Preferred Stock — Redemption” and “Description of Depositary Shares — Redemption of Depositary Shares” for more information.
Our ability to redeem part or all of the Series C Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series C Preferred Stock — Redemption — Redemption Procedures and Limitations.”
Neither the holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock.

Liquidation rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends (without regard to any undeclared dividends) prior to the date of payment of the liquidating distribution, before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series C Preferred Stock with respect to liquidating distributions. Distributions will be made only to the extent of our assets that are available after satisfaction of all liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock and pro rata as to the Series C Preferred Stock and any other shares of capital stock ranking equally as to such distribution, if any. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.
Voting rights
None, except as required by law and with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Series C Preferred Stock, or in the case of certain dividend non-payments. See “Description of the Series C Preferred Stock — Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares — Voting the Series C Preferred Stock” below.
Ranking
Shares of the Series C Preferred Stock will rank with respect to dividends and distributions upon our liquidation, dissolution or winding-up, respectively:

•

senior to our common stock and each other series of our preferred stock issued in the future, unless the terms of that stock expressly provide that it ranks senior to, or on parity with, the Series C Preferred Stock;

• on parity with each other series of our preferred stock issued in the future, the terms of which expressly provide that such stock will rank on parity with the Series C Preferred Stock; and
• junior to any class or series of our preferred stock issued in the future, the terms of which expressly provide that such stock will rank senior to the Series C Preferred Stock.
Preemptive and conversion rights
None.
Listing
We intend to apply for listing of the depositary shares on the NYSE under the symbol “AF PrC”. If the application is approved, we expect trading of the depositary shares on the NYSE to commence within a 30-day period after the initial delivery of the depositary shares.

Tax consequences
For a discussion of the tax consequences relating to the depositary shares and the Series C Preferred Stock represented thereby, see “Material United States Federal Income Tax Consequences” in this prospectus supplement.
Use of proceeds
We expect to receive net proceeds from this offering of approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, which may include, without limitation, subject to approval from the Federal Reserve, redemption of our 9.75% junior subordinated debentures, due November 1, 2029, as well as investments in Astoria Federal as regulatory capital and investments at the holding company level. Pending our use of the net proceeds as described above, we will use the net proceeds for temporary investments. See “Use of Proceeds” in this prospectus supplement.
Risk factors
Please refer to “Risk Factors” and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.
Registrar and depositary
Computershare Shareowner Services, LLC.

Summary Selected Consolidated Historical Financial Information

The following selected consolidated financial information for us:

•	as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, is derived from our audited consolidated financial statements and related notes incorporated by reference herein; and
•	as of December 31, 2010, 2009 and 2008 and for the years ended December 31, 2009 and 2008, is derived from our audited consolidated financial statements and related notes, none of which are incorporated by reference herein.

This information should be read in conjunction with our consolidated financial statements and the related notes thereto and other detailed information in our Annual Report on Form 10-K for the year ended December 31, 2012.

	At December 31,
(In Thousands)	2012	2011	2010	2009	2008
Selected Financial Data:
Total assets	$16,496,642	$17,022,055	$18,089,269	$20,252,179	$21,982,111
Securities available-for-sale	336,300	344,187	561,953	860,694	1,390,440
Securities held-to-maturity	1,700,141	2,130,804	2,003,784	2,317,885	2,646,862
Loans receivable, net	13,078,471	13,117,419	14,021,548	15,586,673	16,593,415
Deposits	10,443,958	11,245,614	11,599,000	12,812,238	13,479,924
Borrowings, net	4,373,496	4,121,573	4,869,204	5,877,834	6,965,274
Stockholders’ equity	1,293,989	1,251,198	1,241,780	1,208,614	1,181,769

	For the Year Ended December 31,
(In Thousands, Except Per Share Data)	2012	2011	2010	2009	2008
Selected Operating Data:
Interest income	$600,509	$695,248	$855,299	$997,541	$1,089,711
Interest expense	252,240	319,822	421,732	568,772	694,327
Net interest income	348,269	375,426	433,567	428,769	395,384
Provision for loan losses	40,400	37,000	115,000	200,000	69,000
Net interest income after provision for loan losses	307,869	338,426	318,567	228,769	326,384
Non-interest income	73,235	68,915	81,188	79,801	11,180
General and administrative expense	300,133	301,417	284,918	270,056	233,260
Income before income tax expense	80,971	105,924	114,837	38,514	104,304
Income tax expense	27,880	38,715	41,103	10,830	28,962
Net income	$53,091	$67,209	$73,734	$27,684	$75,342
Basic earnings per common share	$0.55	$0.70	$0.78	$0.30	$0.83
Diluted earnings per common share	$0.55	$0.70	$0.78	$0.30	$0.82

	At or for the Year Ended December 31,
	2012	2011	2010	2009	2008
Selected Financial Ratios and Other Data:
Return on average assets	0.31%	0.39%	0.38%	0.13%	0.35%
Return on average stockholders’ equity	4.15	5.31	6.02	2.31	6.24
Return on average tangible stockholders’ equity(1)	4.86	6.22	7.09	2.74	7.37
Average stockholders’ equity to average assets	7.47	7.28	6.28	5.68	5.55
Average tangible stockholders’ equity to average tangible assets(1)(2)	6.46	6.28	5.38	4.84	4.74
Stockholders’ equity to total assets	7.84	7.35	6.86	5.97	5.38
Tangible common stockholders’ equity to tangible assets (tangible capital ratio)(1)(2)	6.80	6.33	5.90	5.10	4.57
Net interest rate spread(3)	2.09	2.23	2.28	2.04	1.80
Net interest margin(4)	2.16	2.30	2.35	2.13	1.91
Average interest-earning assets to average interest-bearing liabilities	1.05x	1.04x	1.03x	1.03x	1.03x
General and administrative expense to average assets	1.75%	1.73%	1.46%	1.28%	1.07%
Efficiency ratio(5)	71.21	67.83	55.35	53.10	57.37
Cash dividends paid per common share	$0.25	$0.52	$0.52	$0.52	$1.04
Dividend payout ratio	45.45%	74.29%	66.67%	173.33%	126.83%
Asset Quality Ratios:
Non-performing loans to total loans(6)	2.38%	2.51%	2.75%	2.59%	1.43%
Non-performing loans to total assets(6)	1.91	1.96	2.16	2.02	1.09
Non-performing assets to total assets(6)(7)	2.08	2.24	2.51	2.25	1.20
Allowance for loan losses to non-performing loans(6)	46.18	47.22	51.57	47.49	49.88
Allowance for loan losses to total loans	1.10	1.18	1.42	1.23	0.71
Other Data:
Number of deposit accounts	613,871	703,454	753,984	817,632	865,391
Mortgage loans serviced for others (in thousands)	$1,443,672	$1,446,646	$1,443,709	$1,379,259	$1,225,656
Full service banking offices	85	85	85	85	85
Regional lending offices	3	3	3	3	3
Full time equivalent employees	1,530	1,636	1,565	1,592	1,575

(1)	Tangible stockholders’ equity represents stockholders’ equity less goodwill.
(2)	Tangible assets represent assets less goodwill.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.
(5)	Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.

(6)	Non-performing loans consist of all non-accrual loans and all mortgage loans delinquent 90 days or more as to their maturity date but not their interest due and exclude loans held-for-sale and loans that have complied with the terms of their restructure agreement for a satisfactory period of time and have, therefore, been returned to accrual status. Restructured accruing loans totaled $98.7 million, $73.7 million, $49.2 million, $26.0 million and $1.1 million at December 31, 2012, 2011, 2010, 2009 and 2008, respectively.
(7)	Non-performing assets consist of all non-performing loans and real estate owned.

RISK FACTORS

An investment in the depositary shares involves certain risks. You should carefully consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. In particular, you should carefully consider, among other things, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of the depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

You are making an investment decision with regard to both the depositary shares and the Series C Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Series C Preferred Stock. The depositary will rely on the payments it receives on the Series C Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

The Series C Preferred Stock is equity and is subordinate to our and our subsidiaries’ existing and future indebtedness.

The shares of Series C Preferred Stock will be equity interests and will not constitute indebtedness. This means that the Series C Preferred Stock, and the depositary shares representing factional interests in shares of the Series C Preferred Stock, will rank junior to all of our and our subsidiaries’ existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.

As of December 31, 2012, our total consolidated liabilities were $15.20 billion. We may incur additional debt in the future. Our existing and future indebtedness may restrict the payment of dividends on the Series C Preferred Stock. Further, the Series C Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to in this prospectus supplement under “Description of the Series C Preferred Stock — Voting Rights.”

Dividends on the Series C Preferred Stock are discretionary and non-cumulative. If we do not declare dividends on the Series C Preferred Stock, holders of depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on the Series C Preferred Stock will be discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holder of Series C Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series C Preferred Stock for any future dividend period.

Our ability to declare and pay dividends and redeem the Series C Preferred Stock is dependent on certain federal regulatory considerations.

We are currently required to file a notice with the FRB at least 30 days prior to declaring a cash dividend. The notice must evidence our compliance with applicable FRB guidance regarding payment of dividends. This process enables the FRB to comment on, object to or otherwise prohibit us from paying the proposed dividend. The supervisory guidance issued by the FRB states that we should either eliminate, defer or significantly reduce dividends if (1) our net income available to common shareholders over the past year is insufficient to fully fund a dividend, (2) our prospective rate of earnings retention is not consistent with our capital needs and our overall current or prospective financial condition or (3) we will not meet, or are in danger of not meeting, our minimum regulatory capital adequacy ratios.

In addition, Section 171 of the Reform Act, requires federal banking agencies to establish risk-based capital requirements and leverage limits for holding companies that are no less stringent than those applicable to banks. In June 2012, the Federal Reserve, the Federal Deposit Insurance Corporation, referred to as the FDIC, and the OCC issued three notices of proposed rulemaking, including a joint notice of proposed rulemaking, collectively referred to as the Basel NPR, addressing, among other matters, Section 171 of the Reform Act and the agreement reached with the Basel Committee on Banking Supervision, known as Basel III. The Basel NPR set forth the proposed criteria for qualifying additional Tier 1 capital instruments consistent with Basel III, including the requirement that any dividends on such instruments only be paid out of the banking organization’s net income and retained earnings. At this time, no final rules have been announced or published and no further guidance has been issued by any of the agencies. Until the final rules are issued, we cannot predict the Basel NPR’s actual effect on us. These requirements, our business need as a savings and loan holding company to have the higher capital levels required to maintain our status and that of Astoria Federal as “well capitalized” and any other new regulations or capital distribution constraints, could adversely affect our ability to pay dividends on the Series C Preferred Stock and therefore your ability to receive distributions on the depositary shares.

Astoria Federal’s ability to pay dividends or lend funds to us is subject to regulatory limitations which, to the extent we need but are not able to access such funds, may prevent us from making future dividend payments on our Series C Preferred Stock.

The Series C Preferred Stock and depositary shares will be exclusively our obligations and not those of our subsidiaries. We are a unitary savings and loan holding company currently regulated by the Federal Reserve and almost all of our operating assets are owned by Astoria Federal. We rely primarily on dividends from Astoria Federal to pay cash dividends to our stockholders, to engage in share repurchase programs and to pay principal and interest on our debt obligations. The OCC regulates all capital distributions by Astoria Federal directly or indirectly to us, including dividend payments. As the subsidiary of a savings and loan holding company, Astoria Federal must file a notice with the OCC at least 30 days prior to each capital distribution. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years, then Astoria Federal must file an application to receive the approval of the OCC for a proposed capital distribution. During 2012, Astoria Federal was required to file applications with the OCC for proposed capital distributions. Although we anticipate that in 2013 Astoria Federal will not be required to file such applications for proposed capital distributions, Astoria Federal may be required to do so in the future if its earnings decline or otherwise do not exceed our cash needs at Astoria Financial. In addition, as the subsidiary of a savings and loan holding company, Astoria Federal must also receive approval from the Federal Reserve before declaring a dividend.

In addition, Astoria Federal may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements or the OCC notified Astoria Federal that it was in need of more than normal supervision. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, referred to as the FDIA, an insured depository institution such as Astoria Federal is prohibited from making a capital distribution, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the FDIA). Payment of dividends by Astoria Federal also may be restricted at any time at the discretion of the OCC if it deems the payment to constitute an unsafe or unsound banking practice. Furthermore, capital standards imposed on us and similarly situated institutions have been and continue to be refined by bank regulatory agencies under the Reform Act. Deterioration of economic conditions and further changes to regulatory guidance could result in revised capital standards that may indicate the need for us or Astoria Federal to maintain greater capital positions, which could lead to limitations in dividend payments to us by Astoria Federal.

There can be no assurance that Astoria Federal will be able to pay dividends at past levels, or at all, in the future. If we do not receive sufficient cash dividends or are unable to borrow from Astoria Federal, then we may not have sufficient funds to pay dividends on our capital stock, including the Series C Preferred Stock.

In addition to regulatory restrictions on the payment of dividends, Astoria Federal is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of Astoria Federal. These restrictions prevent affiliates of Astoria Federal, including us, from borrowing from Astoria Federal, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of Astoria Federal’s capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of Astoria Federal’s capital stock and surplus.

Investors should not expect us to redeem the Series C Preferred Stock on the date it first becomes redeemable or on any particular date after it first becomes redeemable.

The Series C Preferred Stock is a perpetual equity security. This means that the Series C Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of the holder, including the holders of the depositary shares offered by this prospectus supplement. The Series C Preferred Stock may be redeemed by us at our option, (i) either in whole or in part, on April 15, 2018 or on any dividend payment date thereafter, or (ii) in whole but not in part, at any time following our good faith determination of the occurrence of a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series C Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, as well as those proposed under the Basel NPR, any redemption of the Series C Preferred Stock will be subject to our receipt of the prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) and to the satisfaction of any conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series C Preferred Stock. We cannot assure you that the Federal Reserve will approve any redemption of the Series C Preferred Stock that we may propose.

If we redeem the Preferred Stock for any reason, you may not be able to reinvest the redemption price you receive in a similar security.

We may be able to redeem the Series C Preferred Stock before April 15, 2018.

In addition to our ability to redeem the Series C Preferred Stock on April 15, 2018 or any dividend payment thereafter, we may redeem the Series C Preferred Stock prior to April 15, 2018 following the occurrence of certain events involving the capital treatment of the Series C Preferred Stock if we determine in good faith that a “regulatory capital treatment event” has occurred. Such a redemption would be subject to the prior approval of the Federal Reserve. See “Description of the Series C Preferred Stock — Redemption — Redemption Following a Regulatory Capital Treatment Event.” It is possible that the Series C Preferred Stock may not satisfy the proposed criteria for “Tier 1 capital” instruments consistent with Basel III as set forth in the Basel NPR. As a result, in addition to other circumstances that may constitute a regulatory capital treatment event, when the Federal Reserve revises and replaces its current capital rules with the final risk-based and leverage capital requirements implementing Basel III, a regulatory capital treatment event could occur whereby we would have the right, subject to prior approval of the appropriate federal banking agency, to redeem the Series C Preferred Stock in accordance with its terms prior to April 15, 2018.

The holders of the Series C Preferred Stock, and therefore the holders of the depositary shares representing the Series C Preferred Stock, will have limited voting rights.

Holders of the Series C Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting stockholders. However, holders of the Series C Preferred Stock will have limited voting rights in the event of nonpayment of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Series C Preferred Stock and certain other matters and as required by law, as described under “Description of the Series C Preferred Stock — Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series C Preferred Stock.

General market conditions and unpredictable factors could adversely affect market prices for the Series C Preferred Stock and the depositary shares representing the Series C Preferred Stock.

There can be no assurance about the market prices for the Series C Preferred Stock and depositary shares representing the Series C Preferred Stock. Several factors, many of which are beyond our control, could influence the market prices of the Series C Preferred Stock and the depositary shares representing the Series C Preferred Stock. Factors that might influence the market prices of the Series C Preferred Stock and the depositary shares representing the Series C Preferred Stock include:

•	whether we declare or fail to declare dividends on the Series C Preferred Stock from time to time;
•	real or anticipated changes in the credit ratings assigned to the depositary shares, the Series C Preferred Stock or our other securities;
•	our creditworthiness;
•	interest rates;
•	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally;
•	the market for similar securities; and
•	economic, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to the price the investor paid for such depositary shares.

An active trading market for the depositary shares may not develop, and any such market for the depositary shares may be illiquid.

The depositary shares representing the Series C Preferred Stock will be a new issue of securities with no established trading market. Although we intend to apply to list the depositary shares on the NYSE, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market develops, it may not provide significant liquidity. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the depositary shares do not have a stated maturity date, investors seeking liquidity in depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Series C Preferred Stock except as represented by the depositary shares.

The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

The Series C Preferred Stock may be junior or equal in rights and preferences to our future preferred stock.

The Series C Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series C Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series C Preferred Stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series C Preferred Stock. The terms of any future preferred stock expressly senior to the Series C Preferred Stock may restrict dividend or liquidation payments on the Series C Preferred Stock. Unless full dividends for all outstanding preferred stock senior to the Series C Preferred Stock have been declared and paid or set aside for payment, we may be prohibited from declaring or paying dividends or other distributions, or from repurchasing, redeeming or otherwise acquiring, directly or indirectly, for consideration, shares of Series C Preferred Stock. This could result in dividends on the Series C Preferred Stock not being paid on any particular dividend payment date.

We do not currently have outstanding preferred stock which ranks equal or senior to the Series C Preferred Stock. We may, in the future, issue one or more new series of preferred stock which is equal to the Series C Preferred Stock with respect to the payment of dividends or upon liquidation as to liquidation payments.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders, including issuing additional shares of Series C Preferred Stock or additional depositary shares. Though the approval of holders of depositary shares representing interests in the Series C Preferred Stock will be needed to issue any equity security ranking senior to the Series C Preferred Stock, if we issue preferred stock in the future that has preference over, or is equal in preference to, the Series C Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series C Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series C Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series C Preferred Stock are not entitled to preemptive rights or other protections against dilution.

Our credit ratings may not reflect all risks of an investment in the depositary shares representing the Series C Preferred Stock or Series C Preferred Stock.

Neither the Series C Preferred Stock nor the depositary shares will initially be investment grade-rated by any of Moody’s Investor Services, Standard & Poor’s Ratings Services or Fitch Ratings, Inc. There is no assurance that the credit rating of the Series C Preferred Stock or the depositary shares will be upgraded or become investment grade in the future. Consequently, the depositary shares may be subject to a higher risk of price volatility than similar, higher-rated securities, particularly in volatile markets. Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series C Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares.

The credit ratings assigned to the depositary shares representing the Series C Preferred Stock or Series C Preferred Stock may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the depositary shares representing the Series C Preferred Stock or Series C Preferred Stock. In addition, real or anticipated changes in our credit ratings generally will affect any trading market for, or trading value of, the depositary shares or Series C Preferred Stock. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the depositary shares and the suitability of investing in the depositary shares in light of your particular circumstances.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $       , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, which may include, without limitation, subject to approval from the Federal Reserve, redemption of our 9.75% junior subordinated debentures, due November 1, 2029, as well as investments in Astoria Federal as regulatory capital and investments at the holding company level. Pending our use of the net proceeds as described above, we will use the net proceeds for temporary investments.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2012:

•	on an actual basis, and
•	on an as adjusted basis to give effect to this offering.

You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement.

	As of December 31, 2012
	($ in thousands except share data)
	Actual (audited)	As Adjusted(1)
Debt
5.00% Senior Notes due 2017	$247,630		$247,630
Reverse repurchase agreements	1,100,000		1,100,000
Federal Home Loan Bank of New York advances	2,897,000		2,897,000
Junior subordinated debentures	128,866		128,866
Total debt	$4,373,496		$4,373,496
Stockholders’ equity
Preferred stock, $1.00 par value (5,000,000 shares authorized; shares of Series C Preferred Stock issued and outstanding)	—
Common stock, $0.01 par value (200,000,000 shares authorized; 166,494,888 shares issued; and 98,419,318 shares outstanding)	1,665		1,665
Additional paid-in capital	884,689		884,689
Retained earnings	1,891,022		1,891,022
Treasury stock (68,075,570 shares, at cost)	(1,406,755)		(1,406,755)
Accumulated other comprehensive loss	(73,090)		(73,090)
Unallocated common stock held by ESOP (967,013 shares)	(3,542)		(3,542)
Total stockholders’ equity	1,293,989
Total capitalization	$5,667,485	$

(1)	Assuming the redemption of the junior subordinated debentures (and excluding any impact of interest or premium paid), total debt as adjusted would be $4,244,630, and total capitalization as adjusted would be $[•].

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	1.51x	1.57x	1.49x	1.15x	1.34x
Including interest on deposits	1.32x	1.33x	1.27x	1.07x	1.15x

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings consists of income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on short-term and long-term debt, interest related to capitalized leases and capitalized interest and one-third of rent expense, which approximates the interest component of that expense. Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits. During the periods set forth above, we had no issued and outstanding preferred stock and accordingly no preferred stock dividends.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The following is a brief description of the material terms of the Series C Preferred Stock. The following summary of the terms and provisions of the Series C Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Incorporation, including the Certificate of Designations creating the Series C Preferred Stock, and Bylaws, copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law and federal law governing unitary savings and loan holding companies. Wherever we refer to particular sections or defined terms of the Certificate of Designations, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read the Certificate of Designations because it, and not this description, defines your rights as a holder of Series C Preferred Stock. The following description of the particular terms of the Series C Preferred Stock supplements and replaces any inconsistent information set forth in under the heading “Description of Capital Stock” and “Description of the Depositary Shares” in the accompanying prospectus.

General

The     % Non-Cumulative, Perpetual Preferred Stock, Series C is a single series of our authorized preferred stock. We are offering     depositary shares (     depositary shares if the underwriters exercise their over-allotment option in full), representing shares of Series C Preferred Stock (     shares of Series C Preferred Stock if the underwriters exercise their over-allotment option in full) in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of Series C Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be validly issued, fully paid and nonassessable. The depositary will be the sole holder of shares of Series C Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Series C Preferred Stock through the depositary, as described in “Description of Depositary Shares.”

With respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of our business and affairs, the Series C Preferred Stock will rank (i) senior to our common stock, (ii) pari passu with each other series of our preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank pari passu with the Series C Preferred Stock and (iii) junior to all existing and future indebtedness and other non-equity claims on us and to each other series of our preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank senior to the Series C Preferred Stock. As of the date of this prospectus supplement, we have not issued any shares of Series C Preferred Stock, nor do we have any other series of preferred stock outstanding.

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities. The Series C Preferred Stock is perpetual and has no maturity date.

We reserve the right to re-open this series and issue additional shares of the Series C Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series C Preferred Stock; provided, that any such additional shares of Series C Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code and such additional shares of Series C Preferred Stock are otherwise treated as fungible with the Series C Preferred Stock offered hereby for U.S. federal income tax purposes. In the event we issue additional shares of Series C Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued. The additional shares would form a single series with all previously issued shares of Series C Preferred Stock. In addition, we may from time to time, without notice to or consent of holders of the Series C Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and distributions upon our liquidation, dissolution or winding-up.

Dividends

Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend for any future dividend period with respect to the Series C Preferred Stock or at any future time with respect to any other class or series of our capital stock.

References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available for the payment of dividends under the Delaware General Corporation Law, non-cumulative cash dividends at a rate equal to   % of the $1,000 per share liquidation amount of the Series C Preferred Stock (equivalent to $25 per depositary share) per annum, payable in arrears on each dividend payment date with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date.

If declared by our board of directors (or a duly authorized committee of our board of directors), we will pay dividends on the Series C Preferred Stock quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2013, each such date referred to as a dividend payment date. If any dividend payment date falls on a day other than a business day, then any dividend declared and otherwise payable on that dividend payment date will be paid on the next business day without any adjustment to the amount of dividends paid. A business day means any means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

A dividend period for the Series C Preferred Stock is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of the Series C Preferred Stock issued in connection with this offering will commence on and include the date we first issue such shares of Series C Preferred Stock. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series C Preferred Stock.

Dividends will be payable to holders of record of Series C Preferred Stock as they appear on our stock register on the applicable dividend record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, no more than 60 calendar days nor less than 10 calendar days before the applicable dividend payment date, as shall be fixed by our board of directors (or a duly authorized committee of our board of directors). A dividend record date established for the Series C Preferred Stock need not be a business day. The corresponding record dates for the depositary shares will be the same as the record dates for the Series C Preferred Stock.

Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption.”

Priority Regarding Dividends

So long as any share of Series C Preferred Stock remains outstanding, unless (i) the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series C Preferred Stock and (ii) we are not in default on our obligation to redeem any shares of Series C Preferred Stock that have been called for redemption:

•	no dividend shall be declared, paid or set aside for payment and no distribution shall be declared, made or set aside for payment on any junior stock (as defined below) (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
•	no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of junior stock for or into other junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to March [ ], 2013, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and
•	no shares of dividend parity stock (as defined below) shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such dividend parity stock, (ii) as a result of a reclassification of dividend parity stock for or into other dividend parity stock, (iii) the exchange or conversion of dividend parity stock for or into other dividend parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock, (v) purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to March [ ], 2013, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), or (vi) the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us.

When dividends are not paid in full upon the shares of Series C Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series C Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Series C Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any class or series of junior stock or any dividend parity stock from time to time out of assets legally available for such payment, and the holders of Series C Preferred Stock will not be entitled to participate in any such dividend. Holders of the Series C Preferred Stock will not be entitled to receive any dividends not declared by our board of directors (or a duly authorized committee of our board of directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series C Preferred Stock as to (i) payment of dividends and (ii) distributions upon our liquidation, dissolution or winding-up.

As used in this prospectus supplement, “dividend parity stock” means any class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series C Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis).

Restrictions on the Payment of Dividends

The payment of dividends on the Series C Preferred Stock is subject to the priority provisions and other restrictions described above in “— Dividends.” Our ability to pay dividends on the Series C Preferred Stock is also dependent on our ability to receive dividends from our subsidiaries. See “Risk Factors — Astoria Federal’s ability to pay dividends or lend funds to us is subject to regulatory limitations, which to the extent we need but are not able to access such funds, may prevent us from paying dividends on our Series C Preferred Stock.”

Further, dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate federal banking agency (as defined in Section 3(q) of the Federal Deposit Insurance Act)). The Certificate of Designations creating the Series C Preferred Stock explicitly provides that dividends on the Series C Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy guidelines.

Redemption

No Mandatory Redemption

The Series C Preferred Stock is perpetual and has no maturity date. The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

Neither the holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock.

Optional Redemption

We may redeem the Series C Preferred Stock at our option, subject to approval from the Federal Reserve, through a resolution duly adopted by our board of directors (or a duly authorized committee of our board of directors), in whole or in part, from time to time, subject to the approval of the appropriate federal banking agency, on April 15, 2018 or any dividend payment date occurring thereafter, at a price equal to $1,000 per share (equivalent to $25 per depositary share), plus (except as otherwise provided) the per share amount of any declared and unpaid dividends (without accumulation of any undeclared dividends) on the Series C Preferred Stock prior to the date fixed for redemption, defined as the redemption date.

Redemption Following a Regulatory Capital Treatment Event

Notwithstanding the foregoing, following our good faith determination that an event has occurred that would constitute a regulatory capital treatment event (as defined below), we may, at our option, subject to the approval of the appropriate federal banking agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective (or will become effective) after the initial issuance of any share of Series C Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective (or will become effective) after the initial issuance of any share of Series C Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations promulgated by the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.

Redemption Procedures and Limitations

If any shares of Series C Preferred Stock are redeemed, the redemption price payable to the holder of any shares called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the shares called for redemption. Any declared but unpaid dividends payable on a redemption date but occurring after the dividend record date for any dividend period shall not be paid to the holder of Series C Preferred Stock entitled to receive the redemption price, but will instead be paid to the holder of record of the redeemed shares on the dividend record date relating to the applicable dividend payment date.

If any shares of Series C Preferred Stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed at their respective last addresses appearing on the our books (provided that, if the Series C Preferred Stock is held in book-entry form through The Depository Trust Company, referred to as DTC, we may give such notice in any manner permitted by DTC). Any notice of redemption shall be mailed at least 30 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth:

•	the redemption date;
•	the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series C Preferred Stock to be redeemed from the holder;
•	the redemption price; and
•	the place or places where the certificates evidencing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price.

Any notice of redemption mailed or otherwise delivered as described above shall be conclusively presumed to have been duly given, whether or not any holder of the Series C Preferred Stock receives such notice. Failure to duly give notice of redemption, or any defect in such notice, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.

In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we (pursuant to a resolution adopted by our board of directors or a duly authorized committee of our board of directors) may determine to be fair and equitable.

If notice of redemption has been duly given and, if on or before the redemption date specified in such notice, we have set aside all funds necessary for the redemption, separate and apart from our other assets, in trust for the pro rata benefit of the holders of the shares of Series C Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $500 million and selected by our board of directors (or any duly authorized committee of our board of directors), or the redemption depository, in trust for the pro rata benefit of the holders of the shares of Series C Preferred Stock called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares of Series C Preferred Stock called for redemption shall cease to be outstanding, all dividends with respect to such shares of Series C

Preferred Stock shall cease to accrue on and after the redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the redemption depository at any time after the redemption date from the funds so deposited, without interest. We shall be entitled to receive, from time to time, from the redemption depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to us, and in the event of such repayment, the holders of record of the shares of Series C Preferred Stock called for redemption shall be determined to be our unsecured creditors for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to us, but shall in no event be entitled to any interest.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series C Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors — Investors should not expect us to redeem the Series C Preferred Stock on the date it first becomes redeemable or on any particular date after it first becomes redeemable.” The Certificate of Designations creating the Series C Preferred Stock explicitly provides that any redemption of the Series C Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series C Preferred Stock.

See “Description of Depositary Shares — Redemption of Depositary Shares” for information about redemption of the depositary shares relating to the Series C Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends prior to the date of payment of such liquidating distribution (but without any amount in respect of dividends that have not been declared prior to such payment date), after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to Series C Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of our business and affairs, and before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series C Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up. After payment of the full amount of the liquidating distribution described above, the holders of the Series C Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets or the proceeds thereof are not sufficient to pay the full liquidation preferences (as defined below) to all holders of the Series C Preferred Stock and all holders of liquidation parity stock (as defined below), if any, as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and liquidation parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preferred Stock and such liquidation parity stock. As used in this prospectus supplement, “liquidation preference” means, with respect to any class or series of our capital stock, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon our liquidation, dissolution or winding-up (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends cumulate, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

If the liquidation preference has been paid in full to all holders of Series C Preferred Stock and liquidation parity stock, if any, the holders of our common stock or any other class or series of shares ranking junior to the Series C Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up shall be entitled to receive all our remaining assets or the proceeds thereof according to their respective rights and preferences.

Our merger or consolidation with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets (for cash, securities or other property), shall not constitute a liquidation, dissolution or winding-up of our business or affairs.

As used in this prospectus supplement, “liquidation parity stock” means our outstanding Series C Preferred Stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series C Preferred Stock as to the payment of distributions upon our liquidation, dissolution or winding-up.

Voting Rights

General

Except as provided below or as may be required by law, the holders of the Series C Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of our capital stock, and will not be entitled to participate in meetings of holders of our common stock or to call a meeting of the holders of any one or more classes or series of our capital stock for any purpose. Each holder of Series C Preferred Stock will have one vote per share (except as otherwise indicated below) on any matter on which holders of Series C Preferred Stock are entitled to vote, including when acting by written consent.

All voting rights conferred on the Series C Preferred Stock shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds for the redemption have been set aside.

Right to Elect Two Directors upon Nonpayment

If and when dividends on the Series C Preferred Stock have not been declared and paid in an aggregate amount in full for at least six quarterly dividend periods (whether or not consecutive) (such occurrence referred to as a non-payment event), the authorized number of directors then constituting our board of directors will automatically be increased by two. Holders of the Series C Preferred Stock, together with the holders of all other affected classes and series of voting parity stock (as defined below), voting as a single class, will be entitled to elect the two additional members of our board of directors, known as the preferred stock directors, at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series C Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below; provided that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or other trading facility on which our securities may be listed or traded) that listed or quoted companies must have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors.

At any time after this voting power has vested as described above, our Corporate Secretary may, and upon the written request of holders of record of at least 20% of the aggregate number of outstanding shares of the Series C Preferred Stock and voting parity stock which then have the right to exercise voting rights similar to those described above (addressed to the Corporate Secretary at our principal office) must, call a special meeting of the holders of the Series C Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our Bylaws for a special meeting of the stockholders, or as required by law. If our Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series C Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose only such holder of Series C Preferred Stock will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the

Series C Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series C Preferred Stock and all voting parity stock, when they have the voting rights described above (voting together as a single class). The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series C Preferred Stock for four consecutive dividend periods after a non-payment event, then the right of the holders of the Series C Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any non-payment event in respect of future dividend periods). When the rights of the Series C Preferred Stock and any voting parity stock to elect preferred stock directors have all ceased, the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

As used in this prospectus supplement, “voting parity stock” means our outstanding Series C Preferred Stock and any and all series of dividend parity stock having voting rights to elect directors upon the non-payment of dividends equivalent to those described above.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise is deemed by the Federal Reserve to exercise a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended, referred to as the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series of voting securities.

Other Voting Rights

So long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Amended and Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series C Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:

•	authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution or winding-up, or issue any obligation or security convertible into or evidencing the right to purchase any such class or series of our capital stock;
•	amend the provisions of our Amended and Restated Certificate of Incorporation, including the Certificate of Designations creating the Series C Preferred Stock or any other series of preferred stock, or the Bylaws so as to materially and adversely affect the special powers, preferences, privileges or rights of the Series C Preferred Stock, taken as a whole; or
•	for the period following the date of issuance of the Series C Preferred Stock until but excluding April 15, 2018, consummate a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series C Preferred Stock immediately prior to such consummation, taken as a whole.

When determining the application of the supermajority voting rights described in this section, the authorization, creation and issuance of, or an increase in the authorized or issued amount of, junior stock or any series of preferred stock, that ranks equally with the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any series of preferred stock, that ranks equally with the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up, shall not be deemed to adversely affect the powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series C Preferred Stock.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Amended and Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Amended and Restated Certificate of Incorporation or the Certificate of Designations creating the Series C Preferred Stock.

Changes for Clarification

We may, without the consent of the holders of Series C Preferred Stock, amend, alter, supplement or repeal any terms of the Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, in order to (i) to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations creating the Series C Preferred Stock that may be defective or inconsistent or (ii) to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations creating the Series C Preferred Stock.

Depositary, Transfer Agent and Registrar

Computershare Shareowner Services, LLC will be the depositary, transfer agent and registrar for the Series C Preferred Stock. We may, in our sole and absolute discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

DESCRIPTION OF DEPOSITARY SHARES

The following is a brief description of the material terms of the depositary shares. The following summary does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of the Deposit Agreement (as defined below), the form of depositary receipts evidencing the depositary shares, and our Amended and Restated Certificate of Incorporation, including the Certificate of Designations creating the Series C Preferred Stock, and Bylaws, copies of which may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information,” and the applicable provisions of the Delaware General Corporation Law and federal law governing bank holding companies.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Series C Preferred Stock. Each depositary share represents a 1/40th interest in a share of the Series C Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series C Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Shareowner Services, LLC acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares, referred to as the Deposit Agreement. Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose. DTC is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry, Delivery and Form of Depositary Receipts.”

Immediately following the issuance of the Series C Preferred Stock, we will deposit the Series C Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series C Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any such amounts of the securities or property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series C Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to

1/40th of the redemption price per share payable with respect to the Series C Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Whenever we redeem shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata, by lot or by any other equitable manner as we may decide. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C Preferred Stock and the related depositary shares.

Voting the Series C Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Series C Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series C Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will mail or transmit by such other method approved by the depositary, in its reasonable discretion, the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the amount of the Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will not vote the amount of the Series C Preferred Stock represented by such depositary shares.

Preemptive and Conversion Rights

The holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

Computershare Shareowner Services, LLC will be the depositary, transfer agent and registrar for the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry, Delivery Form of Depositary Receipts.” The Series C Preferred Stock will be issued in registered form to the depositary.

Listing of Depositary Shares

Application will be made to list the depositary shares on the NYSE under the symbol “AF PrC.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the original issuance date of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares.

The Deposit Agreement

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment (other than any change in the fees of any depositary, depositary’s agent, transfer agent, or registrar, as the case may be) that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a two-thirds of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed;
•	there has been made a final distribution in respect of the Series C Preferred Stock in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares; or
•	there has been consent of holders of depositary shares representing not less than two-thirds of the depositary shares outstanding.

Fees, Charges and Expenses

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares offered by use of this prospectus supplement. We will also pay all charges of the depositary in connection with the initial deposit of the Series C Preferred Stock and the initial issuance of the depositary shares, all withdrawals and any redemption or exchange of the Series C Preferred Stock. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

The depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless reasonably satisfactory indemnity is furnished.

BOOK-ENTRY, DELIVERY AND FORM OF DEPOSITARY RECEIPTS

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the Deposit Agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, referred to as Euroclear, and Clearstream Banking, S.A., referred to as Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the Deposit Agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Deposit Agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the Deposit Agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the Deposit Agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purpose under the Deposit Agreement, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the Deposit Agreement.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. Beneficial owners of depositary shares will be treated as owners of the underlying Series C Preferred Stock for U.S. federal income tax purposes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, its legislative history, existing and proposed Treasury regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect.

The summary is limited to taxpayers who will hold the depositary shares as “capital assets” (generally, assets held for investment) and who purchase the depositary shares in the initial offering at the initial offering price. This summary does not discuss state, local and foreign tax consequences, estate or gift tax consequences, or tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF OUR DEPOSITARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR DEPOSITARY SHARES.

U.S. Holders

The discussion in this section applies to you if you are a “U.S. holder,” which for this purpose means a beneficial owner of depositary shares who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•	a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more “U.S. persons” (as defined in Treasury regulations) have the authority to control all of its substantial decisions or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If you are not a U.S. holder, this discussion does not apply to you and you should refer to “— U.S. Alien Holders” below.

Distributions

You will be taxed on distributions with respect to the depositary shares as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax purposes. If an amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in the depositary shares and thereafter as capital gain from the sale or exchange of such depositary shares. If you are a corporate U.S. holder, dividends received by you will generally be eligible for the dividends-received deduction if certain holding period and other applicable requirements are met. Subject to certain exceptions for short-term and hedged positions, if you are a non-corporate U.S. holder, dividends received by you will generally constitute “qualified dividend income,” which is generally subject to preferential tax rates applicable to long-term capital gains, provided that certain holding period and other applicable requirements are met.

Dividends that exceed certain thresholds in relation to your tax basis in the depositary shares could be characterized as “extraordinary dividend” under the Code. If you are a corporate U.S. holder, you have held the depositary shares for two years or less before the dividend announcement date, and you receive an extraordinary dividend, you will generally be required to reduce your tax basis in your depositary shares by the non-taxed portion of such dividend. If the amount of the reduction exceeds your tax basis, the excess is treated as taxable gain. If you are a non-corporate U.S. holder, you will be required to treat any losses on the sale of depositary shares as long-term capital losses to the extent of the extraordinary dividend you receive that qualify for the preferential tax rates. The deductibility of capital losses is subject to limitations.

Dispositions

If you sell or otherwise dispose of your depositary shares (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the depositary shares. If you are a non-corporate U.S. holder, capital gain on the disposition of depositary shares is generally taxed at preferential 15% or 20% rates, depending on your circumstances, if you have a holding period greater than one year. The deductibility of capital losses is subject to limitations.

If we redeem your depositary shares, it generally would be a taxable event. You would be treated as if you had sold your depositary shares if the redemption:

•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem your depositary shares in a redemption that meets one of the tests described above, you generally would recognize capital gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the depositary shares redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the depositary shares for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the depositary shares and thereafter would be treated as capital gain. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, your adjusted basis in the redeemed shares will be transferred to other shares of stock that you hold. If you do not own any other shares of our stock, that basis may be transferred, under certain circumstances, to shares of our stock owned by a related person, or could be lost entirely. You should consult with your own tax advisor regarding the allocation of your basis between the redeemed and any remaining depositary shares.

Medicare Tax

In addition to any other taxes that apply, for taxable years beginning after December 31, 2012, if you are a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% Medicare tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally will include your dividend income and your net gains from the disposition of the depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

U.S. Alien Holders

The discussion in this section applies to you if you are a “U.S. alien holder,” which for this purpose means a beneficial owner of depositary shares who or that is, for U.S. federal income tax purposes, not a U.S. holder, as defined above under “— U.S. Holders” or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If you are a U.S. holder, this discussion does not apply to you and you should refer to “— U.S. Holders” above.

Distributions

Except as described below, if you are a U.S. alien holder of depositary shares, dividends paid to you (including any redemption treated as a distribution for U.S. federal income tax purposes as discussed above under “U.S. Holders — Distributions”) are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors generally will be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have properly furnished:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a U.S. person and your entitlement to the lower treaty rate with respect to such payments; or
•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

Because it will generally not be known, at the time you receive any distribution on our depositary shares, whether the distribution will be paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and therefore whether the distribution will be treated as a dividend, we expect that a withholding agent will deduct and withhold U.S. tax at the applicable rate on all distributions that you receive on our depositary shares. If it is later determined that a distribution on our depositary shares was not a dividend, in whole or in part, you may be entitled to claim a refund of the U.S. tax withheld with respect to that portion of the distribution, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have properly furnished a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a U.S. person; and
•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are generally taxed on a net income basis at rates applicable to U.S. citizens, resident aliens and domestic corporations. If you are a corporate U.S. alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Dispositions

If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of depositary shares (including a redemption not treated as a distribution for U.S. federal income tax purposes as discussed above under “U.S. Holders – Dispositions”) unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;
•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or
•	under the so-called “FIRPTA” rules, we are or have been a United States real property holding corporation for U.S. federal income tax purposes and certain other conditions are met.

If you are a U.S. alien holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual U.S. alien holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the United States.

With respect to potential gain under the FIRPTA rules, we have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act, generally referred to as FATCA, imposes a 30% U.S. federal withholding tax on certain payments to “foreign financial institutions” (which are broadly defined for this purpose and generally include investment vehicles) and certain non-financial foreign entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. Under recently issued final Treasury regulations, these rules generally apply to dividends in respect of securities such as the depositary shares paid on or after January 1, 2014, and to gross proceeds from the sale or other disposition of securities such as the depositary shares paid on or after January 1, 2017. Prospective U.S. alien holders should consult their own tax advisors regarding the implications of FATCA and the recently issued Treasury regulations on their investment in our depositary shares.

Information Reporting and Backup Withholding on U.S. Holders

In general, if you are a non-corporate U.S. holder, dividend payments, or other taxable distributions, made on your depositary shares, as well as the payment of the proceeds from the sale or redemption of your depositary shares that are made within the United States, will be subject to information reporting requirements. Additionally, backup withholding generally will apply to such payments if you are a non-corporate U.S. holder and you:

•	fail to provide an accurate taxpayer identification number;
•	are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or
•	in certain circumstances, fail to comply with applicable certification requirements.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service in a timely manner.

If you are a U.S. alien holder, we and other payors are required to report payments of dividends on Internal Revenue Service Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of depositary shares effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:
•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or
•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations, or
•	you otherwise establish an exemption.

Payment of the proceeds from the sale of depositary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of depositary shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;
•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or
•	the sale has some other specified connection with the United States as provided in Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of depositary shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person;
•	a controlled foreign corporation for U.S. tax purposes;
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or
•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership; or
•	such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service and providing the required information in a timely manner.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the depositary shares by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, Keogh plans, individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code, governmental plans, church plans, non-U.S. plans and other plans and arrangements not subject to Title I of ERISA or Section 4975 of the Code, but subject to provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, collectively known as Similar Laws, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, each referred to as a Plan.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of such Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such Plan or the management or disposition of the assets of such Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the depositary shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject thereto from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless a statutory, class or individual exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition of the depositary shares by a Plan with respect to which we, an affiliate or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Plan Asset Issues

ERISA and the regulations, referred to as the Plan Asset Regulations, promulgated under ERISA by the Department of Labor generally provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that one of an enumerated set of exceptions applies. We believe that at least one such exception applies to this offering. We believe that AFC qualifies as an “operating company” within the meaning of the Plan Asset Regulations because it is an entity that is primarily engaged, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than in the investment of capital. Consequently, we believe that the Plan Asset Regulations should not cause our assets to be considered the “plan assets” of any Plan that acquires the depositary shares, solely as a result of such investment.

Representation

Accordingly, by acceptance of the depositary shares, each purchaser and subsequent transferee of depositary shares will be deemed to have represented and warranted that either (i) it is not a Plan, is not purchasing or acquiring the depositary shares on behalf of a Plan, and no portion of the assets used by such purchaser or transferee to acquire the depositary shares constitutes assets of any Plan or (ii) the purchase or acquisition of the depositary shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the depositary shares. Purchasers and transferees of the depositary shares have exclusive responsibility for ensuring that such purchase or transfer does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any depositary share to a Plan is in no respect a representation by us or any of our affiliates, representatives or underwriters that such an investment meets all relevant legal requirements with respect to investments by any Plan generally or such particular Plan or that such investment is appropriate for any Plan generally or such particular Plan.

UNDERWRITING

Barclays Capital Inc., referred to as Barclays, Raymond James & Associates, Inc., referred to as Raymond James, and RBC Capital Markets, LLC, referred to as RBC Capital Markets, are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated March [     ], 2013, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:

Underwriter	Number of Shares
Barclays Capital Inc..
Raymond James & Associates, Inc.
RBC Capital Markets, LLC.
Credit Suisse Securities (USA) LLC
Jefferies & Company, Inc.
J.P. Morgan Securities LLC
Sandler O’Neill & Partners, L.P.
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all of the depositary shares in the offering if they purchase any of the depositary shares. However, the underwriters are not required to purchase the shares covered by the underwriters’ over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer the depositary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per depositary share for retail orders and $      per depositary share for institutional orders. Any such dealers may resell the depositary shares to certain other brokers or dealers at a discount of up to $      per share from the initial public offering price. After the initial public offering of the depositary shares, the offering price and other selling terms may be changed by the underwriters.

We have agreed for a period of 30 days from the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or with respect to, the Series C Preferred Stock or the depositary shares or any of our other securities which are substantially similar to the Series C Preferred Stock or the depositary shares, including any securities convertible into or exchangeable for or representing the right to receive any such securities.

Certain of our directors and executive officers may purchase depositary shares in this offering at the public offering price.

We have granted the underwriters the right to purchase up to an additional       depositary shares at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement to cover over-allotments, if any. To the extent the option is exercised, each underwriter must purchase a number of additional depositary shares approximately proportionate to that underwriter’s initial purchase commitment.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional depositary shares.

	No Exercise(1)	Full Exercise(2)
Per Depositary Share	$	$
Total	$	$

(1)	Reflects depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $ per share, and depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $ per share.
(2)	Reflects full exercise of the underwriters’ option to purchase additional depositary shares, for which the underwriters would receive an underwriting discount of $ per depositary share, consistent with the blended underwriting discount to be received assuming no exercise of the underwriters’ option to purchase additional depositary shares.

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series C Preferred Stock except as represented by the depositary shares. We intend to apply to list the depositary shares on the NYSE under the symbol “AF PrC”. If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares before commencement of trading on the NYSE. However, they will have no obligation to make a market in the depositary shares and may cease market-making activities, if commenced, at any time. Even if the depositary shares commence trading on the NYSE, an active trading market may not develop or, even if one develops, may not last, in which case the liquidity and market price of the depositary shares could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the depositary shares at the time and price desired will be limited.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or lessening a decline in the market price of the depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our depositary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[     ].

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, RBC Capital Markets, Jefferies & Company, Inc. and Sandler O’Neill & Partners, L.P. served as underwriters in our offering of $250 million aggregate principal amount of 5.000% Senior Notes due 2017 which was completed in June 2012.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of the issuer. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that delivery of the depositary shares will be made against payment therefor on or about March [  ], 2013, which will be the fifth business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date of pricing or the first business day after the date hereof will be required, by virtue of the fact that the depositary shares will settle in five business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any securities described in this prospectus supplement in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe such securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the Series C Preferred Stock and the depository shares to be offered hereby will be passed upon for us by Arnold & Porter LLP, New York, New York. The underwriters have been represented by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

Our consolidated statements of financial condition as of December 31, 2012 and 2011, and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Senior Notes due 2017
Warrants
Units

We may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. We may offer these securities in amounts, at prices and on terms determined at the time of each offering. The preferred stock may be convertible into or exchangeable for other securities of ours.

Each time we offer securities, we will provide a supplement to this prospectus or other offering materials describing the terms of the specific issue of securities, including the offering price of the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement and a pricing supplement, if any. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We or any selling securityholder, as the case may be, may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of the securities will also be set forth in the applicable prospectus supplement.

Astoria Financial Corporation’s common stock is currently traded on the New York Stock Exchange under the trading symbol “AF.” Any common stock that we may sell pursuant to any supplement to this prospectus will be listed for quotation on the New York Stock Exchange upon official notice of issuance.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. These securities involve investment risks, including possible loss of principal.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus amends and restates the prospectus contained in the registration statement on Form S-3 filed on June 11, 2012, with the U.S. Securities and Exchange Commission, referred to as the SEC. This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, referred to as the Securities Act. Under the rules and regulations of the SEC relating to automatic shelf registration statements, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer, and is not meant to be a complete description of each security. Each time that we make an offer for sale of the securities described in this prospectus we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any applicable prospectus supplement together with the documents incorporated and deemed incorporated by reference and any additional information you may need to make your investment decision. The prospectus supplement may also contain information about U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has not been a change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

As used in this prospectus, “AFC,” “the Company,” “we,” “us,” and “our” refer to Astoria Financial Corporation. Such references do not refer to any subsidiary of Astoria Financial Corporation unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, referred to as the Exchange Act. You may read and copy these materials at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information.

Our Internet address is www.astoriafederal.com. We make available on our website, free of charge, access to our periodic and current reports, proxy statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

In addition, our common stock is currently traded on the New York Stock Exchange under the trading symbol “AF” and you may inspect information about the Company by visiting the New York Stock Exchange website at http://www.nyse.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information to you by referring to documents that we have filed, or will file, with the SEC. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus. We incorporate by reference the following documents filed with the SEC (other than information that pursuant to SEC rules is deemed not to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-11967);
•	Current Reports on Form 8-K filed on January 4, 2013, January 7, 2013, January 24, 2013 (only with respect to Item 8.01), January 25, 2013, February 19, 2013 and February 20, 2013 (File No. 001-11967).

In addition, all future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the filing of this prospectus and prior to the termination of the applicable offering, are incorporated by reference into this prospectus and any supplements to this prospectus (other than information that pursuant to SEC rules is deemed not to be filed). Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus.

Upon written or oral request, we will provide, without charge, a copy of any or all of the documents that have been incorporated by reference in this prospectus or in any related prospectus supplement, but have not been delivered with the prospectus, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference.

Written requests for copies should be directed to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042. Telephone requests for copies should be directed to (516) 327-7869.

You should rely only upon the information provided in this prospectus, or incorporated in this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover of the applicable document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be identified by the use of the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;
•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;
•	changes in the interest rate environment may reduce interest margins or affect the value of our investments;
•	changes in deposit flows, loan demand or real estate values may adversely affect our business;
•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;
•	general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate;
•	legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any actions regarding foreclosures, may adversely affect our business;
•	enhanced supervision and examination by the Office of the Comptroller of the Currency, referred to as the OCC, the Board of Governors of the Federal Reserve System, referred to as the FRB, and the Consumer Financial Protection Bureau;
•	effects of changes in existing U.S. government or government-sponsored mortgage programs;
•	technological changes may be more difficult or expensive than we anticipate;
•	success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or
•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate.

We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 200,000,000 shares of its common stock, par value $0.01 per share, referred to as the AFC Common Stock, and 5,000,000 shares of its preferred stock having a par value of $1.00 per share, referred to as the AFC Preferred Stock. As of February 15, 2013 there were 98,935,700 shares of AFC Common Stock issued and outstanding and no shares of AFC Preferred Stock issued and outstanding. Each share of the AFC Common Stock has the same relative rights as, and is identical in all respects with, each other share of AFC Common Stock. The Company’s Board of Directors has the power from time to time to issue additional shares of AFC Common Stock or AFC Preferred Stock authorized by the Company’s Certificate of Incorporation, as amended, referred to as the Certificate of Incorporation, without obtaining approval of the Company’s stockholders. The rights, qualifications, limitations and restrictions on each series of AFC Preferred Stock issued will be determined by the Company’s Board of Directors and approved as required by the Delaware General Corporation Law, referred to as the DGCL, or otherwise, at the time of issuance and may include, among other things, rights in liquidation, rights to participating dividends, voting and convertibility to AFC Common Stock. The following descriptions of the Company’s capital stock are qualified in their entirety by reference to the Company’s Certificate of Incorporation.

Common Stock

The following summary contains a description of the general terms of the AFC Common Stock that we may issue. The specific terms of AFC Common Stock that we issue will be described in the related prospectus supplement. The following summary of the AFC Common Stock is not complete. We encourage you to read our Certificate of Incorporation and Bylaws, as amended, referred to as the Bylaws.

Dividends.  The Company can pay dividends out of statutory surplus or from certain net profits if, as, and when declared by the Company’s Board of Directors. The payment of dividends by the Company is subject to limitations that are imposed by law and applicable regulations. The holders of AFC Common Stock are entitled to receive and share equally in such dividends as may be declared by the Company’s Board of Directors out of funds legally available therefor. Any holders of AFC Preferred Stock will have a priority over the holders of AFC Common Stock with respect to dividends.

Voting Rights.  The holders of AFC Common Stock possess exclusive voting rights in the Company. Such holders elect the Company’s Board of Directors and act on such other matters as are required to be presented to them under the DGCL or the Company’s Certificate of Incorporation or as are otherwise presented to them by the Company’s Board of Directors. Except as discussed in “— Limitation on Voting Rights,” each holder of AFC Common Stock is entitled to one vote per share of AFC Common Stock and will not have any right to cumulate votes in the election of directors. Holders of AFC Preferred Stock will not have voting rights except in certain limited circumstances, although the Company’s Board of Directors may provide voting rights for any newly created series of AFC Preferred Stock that may be issued in the future.

Limitation on Voting Rights.  The Company’s Certificate of Incorporation provides that in no event shall any record owner of any outstanding AFC Common Stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of AFC Common Stock, referred to as the Limit, be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of such person’s affiliates (as defined in the Company’s Certificate of Incorporation), shares that such person or such person’s affiliates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and such person’s affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP of Astoria Federal Savings and Loan Association, referred to as Astoria Federal, or, in the case of directors or officers of Astoria Federal or the Company, shares beneficially owned by any other such director or officer or shares that are subject to a publicly solicited revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and such person’s affiliates. The Company’s Certificate of Incorporation further provides that such provision limiting voting rights only may be amended upon the vote of 80% of the outstanding shares of voting stock.

Liquidation Rights.  In the event of any liquidation, dissolution, or winding up of Astoria Federal, the Company, as a holder of Astoria Federal’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Astoria Federal (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation accounts established for the benefit of certain account holders of Astoria Federal in connection with its conversion to stock form and for the benefit of certain account holders of Fidelity New York, FSB, The Greater New York Savings Bank and The Long Island Savings Bank, FSB in connection with their respective conversions to stock form, all assets of Astoria Federal available for distribution. In the event of liquidation, dissolution, or winding up of the Company, the holders of AFC Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. Holders of AFC Preferred Stock will have a priority over the holders of AFC Common Stock in the event of liquidation or dissolution.

Preemptive Rights.  Holders of the AFC Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

Issuance of Stock.  In certain instances, the issuance of authorized but unissued shares of AFC Common Stock or AFC Preferred Stock may have an anti-takeover effect. The authority of the Company’s Board of Directors to issue AFC Preferred Stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Company’s Board of Directors to prevent a change of control of the Company despite a shift in ownership of AFC Common Stock. In addition, the authority of the Company’s Board to issue additional shares of AFC Common Stock may help deter or delay a change of control of the Company by increasing the number of shares needed to gain control.

Anti-takeover Provisions Contained in the Company’s Certificate of Incorporation and Bylaws.  Our Certificate of Incorporation and Bylaws contain a number of provisions, relating to corporate governance and certain rights of stockholders, that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, such provisions will also render the removal of our Board of Directors or management more difficult.

The following description is necessarily general and qualified by reference to our Certificate of Incorporation and Bylaws. See “Where You Can Find More Information” as to how to obtain a copy of these documents.

Limitation on Voting Rights.  As described above, our Certificate of Incorporation provides that in no event shall any record owner of any outstanding AFC Common Stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of AFC Common Stock (the Limit) be entitled or permitted to any vote with respect to the shares held in excess of the Limit. See “— Limitation on Voting Rights” above for more information.

Classified Board; Power of Directors to Fill Vacancies.  Our Board of Directors is required by the Certificate of Incorporation and Bylaws to be divided into three classes. One of the three classes of directors is required to be elected annually by our stockholders for a three-year term. A classified board promotes continuity and stability of our management but makes it more difficult for stockholders to change a majority of the Board of Directors because it generally takes at least two annual elections of directors for this to occur. In addition, any vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office.

Removal of Directors.  Our Certificate of Incorporation provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and upon the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. In the absence of these provisions, the vote of the holders of a majority of our shares could remove the entire Board of Directors, with or without cause, and replace it with persons of such holders’ choice.

Votes of Stockholders.  Our Certificate of Incorporation also provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders and prohibits stockholder action by written consent.

Authorized but Unissued Shares of Capital Stock.  Following the offering, we will have authorized but unissued shares of AFC Preferred Stock and AFC Common Stock. Our Board of Directors may authorize the issuance of one or more series of AFC Preferred Stock without stockholder approval. See “— Issuance of Stock.” These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Stockholder Vote Required to Approve Business Combinations with Principal Stockholders.  Our Certificate of Incorporation requires the approval of the holders of at least 80% of the voting power of the then-outstanding shares of voting stock of the Company, voting together as a single class, to approve certain “Business Combinations” and related transactions. Under the DGCL, absent this provision, Business Combinations, which include mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock and any other affected class of stock.

The vote of the holders of at least 80% of our shares is required in connection with any transaction involving an “Interested Stockholder” except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of our Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth in our Certificate of Incorporation which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient.

The term “Interested Stockholder” is defined to include any individual, group acting in concert, corporation, partnership or other entity (other than us or our subsidiaries) which is the beneficial owner, directly or indirectly, of more than 10% of our outstanding voting stock.

A “Business Combination” means:

•	any merger or consolidation of us or any of our subsidiaries with or into any Interested Stockholder or its affiliate;
•	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or its affiliate of any of our assets or any of our subsidiaries having an aggregate Fair Market Value (as defined in the Certificate of Incorporation) equaling or exceeding 25% or more of the combined assets of us and our subsidiaries;
•	the issuance or transfer to any Interested Stockholder or its affiliate by us (or any subsidiary) of any of our securities in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the outstanding AFC Common Stock and the common stock of our subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of ours or a subsidiary of ours;
•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of any Interested Stockholder or its affiliate; or
•	any reclassification of securities (including any reverse stock split), recapitalization, merger or consolidation of us with any of or subsidiaries or any other transaction that has the effect of increasing the proportionate share of the outstanding shares of any class of our (or any subsidiary’s) equity or convertible securities, which is directly or indirectly owned by any Interested Stockholder or its affiliate.

Evaluation of Offers.  Our Certificate of Incorporation provides that our Board of Directors, when evaluating any offer from another party to:

•	make a tender or exchange offer for any outstanding equity security of ours;

•	merge or consolidate us with another corporation or entity; or
•	purchase or otherwise acquire all or substantially all of our properties and assets,

may, in connection with the exercise of its judgment in determining what is in the best interest of us and our stockholders, give due consideration to all relevant factors, including, without limitation, those factors that directors of any of our subsidiaries may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer:

•	on our present and future customers and employees and those of our subsidiaries;
•	on the communities in which we and our subsidiaries operate or are located;
•	on our ability to fulfill our corporate objective under applicable laws and regulations; and
•	on the ability of Astoria Federal to fulfill the objectives of a stock form savings and loan association under applicable statutes and regulations.

By including these standards in our Certificate of Incorporation, our Board of Directors may be in a stronger position to oppose such a transaction if it concludes that the transaction would not be in our best interests, even if the price offered is significantly greater than the then market price of our equity securities.

Amendment of Certificate of Incorporation and Bylaws.  Amendment of the provision of our Certificate of Incorporation relating to Business Combinations, and various other provisions, must be approved by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding shares of our capital stock, voting together as a single class. In addition, the Company reserves the right to amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the DGCL and all rights conferred upon stockholders are granted subject to this reservation.

Furthermore, our Certificate of Incorporation provides that the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company, and these actions shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Company required by law or the Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws. These provisions could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through Bylaw amendments is an important element of the takeover strategy of the acquiror. Absent these provisions, the DGCL provides that a corporation’s certificate of incorporation and bylaws may be amended by the holders of a majority of the corporation’s outstanding capital stock.

Stockholder Nominations and Proposals.  Our Bylaws require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting, to give approximately 90 days’ notice in advance of the annual stockholders’ meeting to our Secretary. This advance notice provision requires a stockholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder who wishes to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws.  The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our Board of Directors. Our Board of Directors believes these provisions are in the best interests of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, our Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and the Board of Directors and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interests of all stockholders.

Delaware Corporate Law.  The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the DGCL, is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

In general, Section 203 provides that a “Person” who owns 15% or more of the outstanding voting stock of a Delaware corporation may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such “Person” acquired 15% of the outstanding voting stock. The DGCL defines “business combination” broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203:

•	any business combination if, prior to the date a person acquired 15% of the outstanding voting stock, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder acquiring 15%;
•	any business combination involving a person who acquired at least 85% of the outstanding voting stock in the same transaction in which 15% of the outstanding voting stock was acquired (with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans);
•	any business combination that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested party; and
•	certain business combinations that are proposed after the receipt by the corporation of certain other acquisition proposals which are approved or not opposed by a majority of certain continuing members of the board of directors.

A corporation may exempt itself from the requirement of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203 of the DGCL. At the present time, the Board of Directors does not intend to propose any such amendment.

Regulatory Restrictions — Change of Control Regulations.  The Change in Bank Control Act of 1978, as amended, referred to as the Change in Bank Control Act, provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the OCC has been given 60 days prior written notice. The Home Owners’ Loan Act, as amended, referred to as the HOLA, provides that no company may acquire “control” of a savings institution without the prior approval of the OCC. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the FRB. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.

The OCC may prohibit an acquisition of control if:

•	it would result in a monopoly or substantially lessen competition;
•	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

Preferred Stock

The following summary contains a description of the general terms of the AFC Preferred Stock that we may issue. The specific terms of any series of AFC Preferred Stock will be described in the prospectus supplement relating to that series of AFC Preferred Stock. The terms of any series of AFC Preferred Stock may differ from the terms described below. Certain provisions of the AFC Preferred Stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designations, Rights and Preferences with respect to the establishment of a series of AFC Preferred Stock, which will be filed with the SEC in connection with the offering of such series of AFC Preferred Stock.

General.  The AFC Preferred Stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the AFC Preferred Stock. You should read the prospectus supplement relating to the particular series of the AFC Preferred Stock being offered for specific terms, including:

•	the designation and stated value per share of the AFC Preferred Stock and the number of shares offered;
•	the amount of liquidation preference per share;
•	the price at which the AFC Preferred Stock will be issued;
•	the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•	any redemption or sinking fund provisions;
•	any conversion provisions; and
•	any other rights, preferences, privileges, limitations and restrictions on the AFC Preferred Stock.

The AFC Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the AFC Preferred Stock will rank equally as to dividends and liquidation rights in all respects with each other series of AFC Preferred Stock. The rights of holders of shares of each series of AFC Preferred Stock will be subordinate to those of our general creditors.

Rank.  Any series of the AFC Preferred Stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•	senior to all classes of AFC Common Stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the AFC Preferred Stock (referred to as the Junior Securities);
•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the AFC Preferred Stock (referred to as the Parity Securities); and
•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the AFC Preferred Stock.

Dividends.  Holders of the AFC Preferred Stock of each series will be entitled to receive, when, as, and if declared by our Board of Directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of AFC Preferred Stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our Board of Directors, as specified in the applicable prospectus supplement.

Dividends on any series of the AFC Preferred Stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our Board of Directors does not declare a dividend payable on a dividend payment date on any series of noncumulative AFC Preferred Stock, then the holders of that noncumulative AFC Preferred Stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative AFC Preferred Stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement. No dividends may be declared or paid or funds set apart for the payment of dividends on any Junior Securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on any AFC Preferred Stock that is cumulative with respect to dividends.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any Parity Securities unless dividends have been paid or set apart for payment on the AFC Preferred Stock. If full dividends are not paid, the AFC Preferred Stock will share dividends pro rata with the Parity Securities.

Rights Upon Liquidation.  If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of AFC Preferred Stock will be entitled to receive, before any payment or distribution of assets is made to holders of Junior Securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the AFC Preferred Stock, plus an amount equal to accrued and unpaid dividends and, if the series of the AFC Preferred Stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the AFC Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the AFC Preferred Stock of that series and of the Parity Securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of AFC Preferred Stock and the Parity Securities are paid in full, they will have no right or claim to any of our remaining assets.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any corporation into us will not be considered a dissolution, liquidation or winding up of our business or affairs.

As a savings and loan holding company, our rights, the rights of our creditors and the rights of our stockholders (including the holders of any AFC Preferred Stock offered by this prospectus and the applicable prospectus supplement) to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary. Accordingly, the AFC Preferred Stock will be effectively subordinated to all existing and future liabilities of our present and future subsidiaries (including Astoria Federal’s deposit liabilities).

Redemption.  We may provide that a series of the AFC Preferred Stock may be redeemable, in whole or in part, at our option, with prior approval of the FRB, if required. In addition, a series of AFC Preferred Stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of AFC Preferred Stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of AFC Preferred Stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of AFC Preferred Stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of AFC Preferred Stock, if any dividends on any other series of AFC Preferred Stock ranking equally as to payment of dividends and liquidation rights with such series of AFC Preferred Stock are in arrears, no shares of any such series of AFC Preferred Stock may be redeemed, whether by mandatory or optional redemption, unless all shares of AFC Preferred Stock are redeemed, and we will not purchase any shares of such series of AFC Preferred Stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of the AFC Preferred Stock will have no voting rights except as otherwise required by law or in our Certificate of Incorporation. If the holders of a series of AFC Preferred Stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of AFC Preferred Stock will have one vote. For any series of AFC Preferred Stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders or any other series of AFC Preferred Stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

Under regulations adopted by the OCC, if the holders of any series of the AFC Preferred Stock are or become entitled (i) to vote for the election of directors or (ii) to vote or to direct the conduct of the operations or other significant policies of the Company, such series may then be deemed a class of voting stock. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the FRB. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition. See “— Common Stock-Regulatory Restrictions — Change of Control Regulations” above for more information.

Exchangeability.  We may provide that the holders of shares of AFC Preferred Stock of any series may be required at any time or at maturity to exchange those shares for our notes (as defined below). The applicable prospectus supplement will specify the terms of any such exchange.

Conversion.  The applicable prospectus supplement relating to a series of convertible AFC Preferred Stock will describe the terms on which shares of that series are convertible into shares of AFC Common Stock or a different series of AFC Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If so, we will issue depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, and will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least 66 2/3% of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as is represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million.

Notices

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to use of best judgment and performance in good faith of our and its respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence, willful misconduct, fraud or bad faith in performing of our respective duties under the deposit agreement. We and the depositary will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless such party receives what, in its sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Title

The depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF SENIOR NOTES DUE 2017

We may offer Senior Notes due 2017, referred to as the notes. The notes will be issued under an indenture to be dated the date of issuance, referred to as the Indenture, between us and Wilmington Trust, National Association, a national banking association, as trustee, referred to as the Trustee or Wilmington Trust. The Trustee’s main role is to enforce your rights against us if we default.

The following description sets forth certain general terms and provisions of the notes. The particular terms of the notes offered by any prospectus supplement will be described in the related prospectus supplement. The following summaries of the notes are not complete. We urge you to read the Indenture that is filed with the SEC and the description of the additional terms of the notes included in the prospectus supplement. Accordingly, for a description of the terms of a particular issue of the notes, reference must be made to the related prospectus supplement and the Indenture as well as to the following description. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus.

As a savings and loan holding company, our rights, the rights of our creditors (including holders of the notes) and the rights of our stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of preferred equity holders and creditors of such subsidiary (including depositors, in the case of Astoria Federal), except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary. Our obligations under the notes will not be guaranteed by any of our subsidiaries. Accordingly, the notes will be effectively subordinated to all existing and future liabilities of our present and future subsidiaries (including Astoria Federal’s deposit liabilities). In addition, as a holding company, we rely primarily on dividends from Astoria Federal to make payments on our notes and to pay other corporate expenses. Dividend payments from Astoria Federal are subject to regulatory limitations, generally based on current and retained earnings, imposed by the OCC and the FRB.

General

The Indenture will not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the notes. We may, without notice to or the consent of the holders of notes, but in compliance with the terms of the Indenture, issue additional notes having the same ranking, interest rate, maturity date and other terms as the notes. Any such additional notes, together with the notes being issued hereby, will constitute a single series under the Indenture; provided, however, that no additional notes may be issued unless they will be fungible with the notes offered hereby for United States federal income tax and securities law purposes; and provided, further, that the additional notes have the same CUSIP number as the notes offered hereby. No additional notes may be issued if any event of default (as defined below) has occurred and is continuing with respect to the notes.

You should read the prospectus supplement relating to the particular notes being offered for specific terms relating to the offering not otherwise described herein. These terms will include some or all of the following:

•	the aggregate principal amount of the notes which may be issued under the Indenture;
•	the principal amount payable, whether at maturity or upon earlier acceleration
•	whether the notes will be issued as “original issue discount securities” (as defined below);
•	the date in 2017 on which the principal of the notes is payable;
•	the fixed interest rate or rates per annum;
•	the date from which any interest will accrue;
•	the interest payment dates;
•	the price or prices at which the notes will be issued, which may be expressed as a percentage of the aggregate principal amount of those notes; and
•	any other terms of the notes which are not inconsistent with the provisions of the Indenture.

The notes may be issued as “original issue discount securities” which bear no interest or interest at a rate which, at the time of issuance, is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

You should be aware that other special federal income tax, accounting and other considerations may apply to the notes. The prospectus supplement relating to the notes will describe these considerations.

Please review the applicable prospectus supplement or pricing supplement you will receive for the terms of the specific notes we are offering.

The notes will mature on such date in 2017 as will be set forth in the applicable prospectus supplement. The notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by us at the option of the holders. The notes will be issued only in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange. The notes will be issued pursuant to the Indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the Indenture. Payment of the principal of, and interest on, the notes represented by a global note registered in the name of or held by The Depository Trust Company, referred to as DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such global note.

The Indenture contains no covenants or restrictions restricting the incurrence of debt by us or by our subsidiaries. The Indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality, except to the extent described under the headings “— Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” below.

The notes will not be savings accounts, deposits or other obligations of any of our subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Methods of Receiving Payments on the Notes

The notes will be payable as to principal and interest at the office or agency of the paying agent (which may be us), or, at our option, payment of interest may be made by check mailed to the holders of the notes at their addresses set forth in the register of holders, and provided that all payments of principal and interest with respect to notes a holder of which owns at least $50 million aggregate principal amount of notes and has given wire transfer instructions to us at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holder thereof.

Optional Redemption

We may, at our option, at any time on or after the date that is 30 days prior to the maturity date, redeem the notes in whole or in part on not less than 30 nor more than 60 days prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of notes being redeemed to the date of redemption.

Unless we default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice.  If less than all of the notes are to be redeemed at any time, the Trustee shall select the notes to be redeemed among the holders of the notes, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate, subject to the rules and procedures of DTC. Notes and portions of notes selected shall be in amounts of $2,000 or whole multiples of $1,000, except that, if all of the notes of a holder are to be redeemed, the entire outstanding amount of notes held by such holder, even in not a multiple of $1,000, shall be redeemed.

Notice of redemption will be mailed by first class mail to each holder of notes to be redeemed at its registered address at least 30 but no more than 60 days before the applicable redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that notice that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of any note being redeemed in part upon surrender for cancellation of the original note. Notes called for redemption become due and payable on the date fixed for redemption.

Events of Default; Waiver

An “event of default,” when used in the Indenture, means any of the following:

•	our default in the payment of any interest on the notes when due, and continuance of such default for a period of 30 days;
•	our default in the payment of any principal of the notes when due;
•	our failure to perform any other covenant or agreement in the Indenture and the continuance of such default or breach for a period of 90 days after notice to us by the Trustee or the holders of at least 25% in aggregate principal amount of the notes by notice to us (with a copy to the Trustee) specifying such failure and requiring it to be remedied;
•	a court having jurisdiction enters a decree or order for relief in respect of us or Astoria Federal in an involuntary case or preceding under any applicable bankruptcy, insolvency, reorganization or other similar law, or a decree or order adjudging us or Astoria Federal as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or Astoria Federal under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or Astoria Federal or for any substantial part of our property, or ordering the winding-up or liquidation of our affairs, shall have been entered, and such decree or order remains unstayed and in effect for a period of 60 consecutive days;
•	we or Astoria Federal commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated as bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against us or Astoria Federal, or the filing by us or Astoria Federal of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by us or Astoria Federal to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us or Astoria Federal or of any substantial part of our or its property, or the making by us or Astoria Federal of an assignment for the benefit of creditors, or the taking of action by us or Astoria Federal in furtherance of any such action; or
•	our default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or Astoria Federal having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or Astoria Federal having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an event of default occurs and continues, the Trustee by notice to us or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us (with a copy to the Trustee) may declare the entire principal of and all accrued but unpaid interest on all the notes to be due and payable immediately. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the outstanding notes.

The Indenture also provides that the holders of a majority in principal amount of the notes may waive any existing default with respect to the notes and its consequences, except a default in the payment of the principal of and interest on the notes.

The holders of a majority in principal amount of the notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the holders of the notes not joining in the direction or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the notes. The Trustee shall not be obligated to take any action at the direction of holders unless such holders have provided to the Trustee security or indemnity satisfactory to the Trustee.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the Trustee reasonable indemnification. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the Indenture or such note unless:

•	such holder has previously given the Trustee written notice of a continuing event of default;
•	holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the Trustee to pursue the remedy;
•	such holders provide to the Trustee security or indemnity acceptable to the Trustee against any loss, liability or expense;
•	the Trustee has not complied with such request within 60 days after receipt of the request and the provision of security or indemnity acceptable to the Trustee; and
•	the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

Except in the case of a default or event of default in payment of principal of and interest on any note, the Trustee may withhold notice of a default or event of default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the notes. We are required to deliver to the Trustee annually a statement from our applicable officers regarding whether or not they have knowledge of any default or event of default. Within 30 days of any applicable officer becoming aware of any default or event of default, such officer is required to deliver to the Trustee a statement specifying such default or event of default. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the notes.

Ranking

The notes will be senior unsecured indebtedness of Astoria Financial Corporation and rank equally with our other senior unsecured indebtedness and will be effectively subordinate to our secured indebtedness. Since we are a holding company, our rights and the rights of our creditors, including holders of the notes, to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of notes to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, including, in the case of Astoria Federal, its depositors, except to the extent that we may be a creditor of such subsidiary and our claims are recognized. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

Paying Agent and Registrar

The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar for the notes without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar.

Payment and Place of Payment

The notes will be payable as to principal, premium, if any, and interest at the office or agency of the paying agent, or, at our option, we may pay any interest by check mailed to the holders of the notes at their addresses set forth in the register of holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Merger, Consolidation, Sale, Lease or Conveyance

We will not merge or consolidate with or merge into any person, or sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of our assets to any person, unless:

•	we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the notes and the Indenture or assumes such obligations as a matter of law;
•	immediately after giving effect to such merger, consolidation, sale lease or conveyance there is no default (as defined above) or event of default under the Indenture; and
•	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the Indenture and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, we will be released from all our liabilities and obligations under the Indenture and under the notes.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” the property or assets of a person.

Certain Covenants

Subject to certain exceptions, the Indenture:

•	prohibits us and Astoria Federal from, directly or indirectly, selling or otherwise disposing of shares of voting capital stock, or securities convertible into voting capital stock, or options, warrants or rights to subscribe for or purchase voting capital stock of Astoria Federal; and
•	prohibits Astoria Federal from issuing, selling or otherwise disposing of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock;

unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of Astoria Federal after giving effect to that transaction. The covenant described in the preceding sentence does not apply to any transaction of the type described above under “— Merger, Consolidation, Sale, Lease or Conveyance.” Furthermore, we will not permit Astoria Federal to:

•	merge or consolidate with or into any corporation or other person, unless we are the surviving corporation or person, or unless we will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding voting stock; or
•	lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than us), unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that corporation or other person.

However, we may agree to any such merger or consolidation or sale, lease, assignment or transfer of securities, properties or assets if: (i) required by law, such lease, sale, assignment or transfer of securities is made to any person for the purpose of the qualification of such person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by us or any of our subsidiaries acting in a fiduciary capacity for any person other than us or any of our subsidiaries; (iii) made in connection with the consolidation of us with or the sale, lease or conveyance of all or substantially all of the assets of us to, or merger of us with or into any other person (as to which the covenant described above under the heading “—Merger, Consolidation, Sale, Lease or Conveyance” shall apply); (iv) it is required by any law or any rule, regulation or order of any governmental agency or authority; or (v) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by us of another entity; provided that in the case of (v) only, after giving effect to such acquisition, (y) at least 80% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by us and (z) our consolidated assets will be at least equal to 70% of our consolidated assets prior to the acquisition. These covenants will not prohibit us or Astoria Federal from selling or transferring assets pursuant to any securitization transaction or pledging any assets to secure borrowings incurred in the ordinary course of business, including, without limitation, to secure advances from the Federal Home Loan Bank of New York and reverse repurchase agreements.

Furthermore, for so long as the notes are outstanding, we will not, nor will we permit Astoria Federal to, incur debt secured by any shares of voting stock of Astoria Federal (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the notes equally and ratably with that secured debt. However, this covenant will not apply to the extent that we continue to own at least 80% of the issued and outstanding voting stock of Astoria Federal (treating that encumbrance as a transfer of those shares to the secured party). The foregoing restriction does not apply to any:

•	pledge, encumbrance or lien to secure our indebtedness or the indebtedness of a subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;
•	lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) which secure obligations of less than $1 million in amount;
•	lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 60 days, (ii) is currently being contested in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) involves claims of less than $1 million; or
•	any pledge or lien on the voting stock of Astoria Federal to secure a loan or other extension of credit by any of our subsidiaries subject to Section 23A of the Federal Reserve Act.

The holders of no less than a majority in aggregate principal amount of the notes may waive compliance in a particular instance by us with any provision of the Indenture or the notes, including the foregoing covenants, except as otherwise stated below under “— Modification of the Indenture.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes, when:

(1)	either:
(i)	all notes have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or
(ii)	all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and we have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars and/or non-callable government securities in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;
(2)	we have paid all sums payable by us under the Indenture with respect to the notes;
(3)	we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and
(4)	we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the notes have been satisfied.

Legal Defeasance and Covenant Defeasance

Legal Defeasance.  We will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 91st day after we have made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the notes (except for, among other matters, certain obligations to register the transfer of or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold funds for payment in trust) if:

(1)	we have deposited with the Trustee, in trust, cash in United States dollars and/or certain non-callable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm, to pay the principal, premium, if any, and accrued interest on the notes at the time such payments are due in accordance with the terms of the Indenture;
(2)	we have delivered to the Trustee:
(i)	an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture; and
(ii)	an opinion of counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
(3)	no default (as defined above) or event of default will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound;
(4)	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that, subject to certain assumptions and exclusions, all conditions precedent provide for or relating to the defeasance have been complied with; and
(5)	the Trustee shall have received such other documents, assurances and opinions of counsel as the Trustee shall have reasonably required.

Covenant Defeasance. We will not need to comply with certain restrictive covenants, and the provisions of the Indenture will cease to be applicable with respect to an event of default under the notes other than an event of default due to our failure to pay the principal of or interest on the notes when due, upon:

(1)	the satisfaction of the conditions described in clauses 1, 2(ii), 3, 4 and 5 of the preceding paragraph; and
(2)	our delivery to the Trustee of an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the Indenture as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the Trustee may not be sufficient to pay amounts due on the notes at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Modification of the Indenture

Except as set forth below, modification and amendment of the Indenture as applicable to the notes may be made only with the consent of the holders of not less than a majority in principal amount of the notes then outstanding voting as a single class.

No modification or amendment of the Indenture as applicable to the notes may, without the consent of each holder affected thereby, do any of the following (with respect to any notes held by a non-consenting holder):

•	change the stated maturity of the principal of, or interest on, any note;
•	reduce the principal amount of any note or reduce the rate of, or extend or change the time for payment of, interest on the any note;
•	change the place or currency of payment of principal, premium, if any, or interest on any note;
•	reduce any amount payable upon the redemption of any note;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any note;

•	reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture;
•	reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or
•	modify such provisions with respect to modification and waiver.

We and the Trustee may modify or amend the Indenture as applicable to the notes, without the consent of any holder of the notes, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;
•	to provide for uncertificated notes in addition to or in place of definitive notes or to alter certain provisions relating to the notes in the Indenture in a manner that does not adversely affect any holder of any note;
•	to provide for the assumption of our obligations by a successor in accordance with the covenant described above under “— Merger, Consolidation, Sale, Lease or Conveyance;”
•	to conform the text of the Indenture or the notes to any provision of the “Description of the Notes” section in a prospectus supplement;
•	to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any note as described above under “— Satisfaction and Discharge” and “— Legal Defeasance and Covenant Defeasance;”
•	to make any change that would provide any additional rights or benefits to the holders of the notes;
•	to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights thereunder of any holder of a note; or
•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act.

Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the Indenture or the notes and the rights of any holder of a note to receive payment of principal of, premium, if any, on and interest on such note, holders of a majority in aggregate principal amount of the notes voting as a single class may waive compliance in a particular instance by us with any provision of the Indenture or the note, except as otherwise stated above.

Outstanding Notes; Determinations of Holders’ Actions

Notes outstanding at any time are the notes authenticated by the Trustee except for those cancelled by it, those mutilated, destroyed, lost or stolen that have been replaced by the Trustee, those delivered to the Trustee for cancellation and those described below as not outstanding. A note does not cease to be outstanding because we or an affiliate of us holds the note; provided, however, that in determining whether the holders of the requisite principal amount of notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver, notes owned by us or an affiliate of us will be disregarded and deemed not to be outstanding. If the paying agent holds on a redemption date money or securities sufficient to pay notes payable on that date, then immediately after such redemption date such notes will cease to be outstanding.

The Trustee may make reasonable rules for action by or at a meeting of holders of the notes. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Limitation on Individual Liability

No director, officer, employee, incorporator or stockholder of us, as such, will have any liability for any obligations of us under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

Wilmington Trust will act as trustee for the notes under the Indenture, as permitted by the terms thereof. At all times, the Trustee must be organized and doing business under the laws of the United States or any state thereof, and must comply with the applicable requirements under the Trust Indenture Act. The Trustee may resign at any time by giving us written notice and may be removed as Trustee with respect to the notes:

•	by notification in writing by the holders of a majority in aggregate principal amount of the outstanding notes; or
•	by us if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States or any state thereof; (iii) becomes incapable of acting as Trustee; (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy or insolvency.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, we will promptly appoint a new Trustee. A resignation or removal of the Trustee will become effective only upon the successor Trustee’s acceptance of appointment in writing. The successor Trustee will mail a notice of its succession to holders of the notes.

The occurrence of any default under the Indenture could create a conflicting interest for the Trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the Trustee has or acquired a conflicting interest, the Trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as Trustee with respect to the notes issued under the Indenture. If the Trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the Trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The Trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

Wilmington Trust and/or certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under the Indenture may act as trustee under any of our other indentures.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

International Offering

If specified in the applicable prospectus supplement, we may issue notes outside the United States. Those notes will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the notes, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our notes issued outside the United States: (i) may be subject to certain selling restrictions; (ii) may be listed on one or more foreign stock exchanges; and (iii) may have special United States tax and other considerations applicable to an offering outside the United States.

Governing Law

The Indenture and the notes are governed by and will be construed in accordance with the laws of the State of New York.

Form, Denomination, Book-Entry Procedures and Transfers

General.  The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive fully registered form without interest coupons, referred to as the global notes. The global notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

Except as set forth in this prospectus, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “— Exchange of Book Entry Notes for Certificated Notes.” Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

Depositary Procedures.  The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.

We do not take any responsibility for these operations and procedures and urge investors to contact the systems or their participants to directly discuss these matters. DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, referred to as participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

DTC has advised us that, pursuant to procedures established by it:

•	upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the global notes; and
•	ownership of interests in the global notes will be shown on, and the transfer of ownership of the global notes will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

Upon issuance, a holder may hold its interests in the global notes directly through DTC if it is a participant, or indirectly through organizations that are participants or indirect participants. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Book Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the global notes will not have notes registered in their name, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments on the global notes registered in the name of DTC, or its nominee, will be payable in immediately available funds by the Trustee (or the paying agent if other than the trustee) to DTC or its nominee in its capacity as the registered holder under the Indenture. We and the Trustee, as applicable, will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the Trustee nor any agent thereof has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or
•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the Trustee, as applicable, or us.

Neither we nor the Trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Redemption notices shall be sent to DTC or its nominee.

Initial settlement for the notes will be made in immediately available funds. Any secondary market trading activity in interests in the global notes will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will settle in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants who have an interest in DTC’s global notes in respect of the portion of the principal amount of the notes as to which the participant or participants has or have given direction. However, if an event of default exists under the Indenture, DTC reserves the right to exchange the global notes for notes in certificated form and to distribute the certificated notes to its participants.

We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information. Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global notes among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. Neither we nor the Trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global notes that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for certificated notes in definitive, fully registered form without interest coupons if:

•	DTC notifies the Trustee that it is unwilling or unable to continue as depositary for the global notes and the Trustee fails to appoint a successor depositary within 90 days of receipt of DTC’s notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the Trustee fails to appoint a successor depositary within 90 days of becoming aware of this condition;
•	at our request, DTC notifies holders of the notes that they may utilize DTC’s procedures to cause the notes to be issued in certificated form, and such holders request such issuance; or
•	an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the Indenture and a request is made by DTC or one of its participants.

In addition, beneficial interests in a global note may be exchanged by or on behalf of DTC for certificated notes upon request by DTC, but only upon at least 20 days prior written notice given to the Trustee in accordance with DTC’s customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase AFC Common Stock or AFC Preferred Stock. We may offer warrants separately or together with one or more additional warrants, notes, AFC Preferred Stock or AFC Common Stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description sets forth certain general terms and provisions of the warrants. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the warrants, will be described in the related prospectus supplement. The following summaries of the warrants are not complete. We urge you to read the warrant agreement(s) that will be filed with the SEC and the description of the additional terms of the warrants included in the prospectus supplement. Accordingly, for a description of the terms of the warrants, reference must be made to the related prospectus supplement and warrant agreement(s) as well as to the following description.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material federal income tax considerations applicable to the warrants;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	whether the warrants are to be issued in registered or bearer form;
•	whether the warrants are extendible and the period or periods of such extendibility;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provision of the warrants, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of AFC Common Stock or AFC Preferred Stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF UNITS

We may issue units consisting of one or more notes or other securities, including AFC Common Stock, AFC Preferred Stock, warrants or any combination thereof, as described in a prospectus supplement.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the notes, AFC Preferred Stock, AFC Common Stock and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	any additional terms of the governing unit agreement;
•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the notes, AFC Preferred Stock, AFC Common Stock or warrants constituting the units; and
•	any applicable federal income tax consequences.

The terms and conditions described under “Description of Senior Notes due 2017,” “Description of Capital Stock,” “Description of Warrants” and those described below under “— Significant Provisions of the Unit Agreement” will apply to each unit and to any note, AFC Preferred Stock, AFC Common Stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete. We urge you to read the unit agreement that will be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

The following terms and conditions of the unit agreement will apply to each unit and to any note, AFC Preferred Stock, AFC Common Stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

Obligations of Unit Holder.  Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

Assumption of Obligations by Transferee.  Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Limitation on Actions by You as an Individual Holder.  No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the notes or the Indenture, unless the procedures, including notice to us and the trustee, described in the Indenture have been complied with.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

Absence of Protections against All Potential Actions.  There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

Modification without Consent of Holders.  We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;
•	correct or supplement any defective or inconsistent provision;
•	add to our covenants or the covenants of the unit agent;
•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or
•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.  We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the five clauses described above under “— Modification without Consent of Holders”); or
•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the five clauses described above under “— Modification without Consent of Holders”).

Modifications of any note included in units may only be made in accordance with the applicable indenture, as described under “Description of Senior Notes due 2017 — Modification of the Indenture.”

Consolidation, Merger or Sale of Assets.  The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person, referred to as the Surviving Entity, is a company organized and existing under the laws of the United States or any State or territory;
•	the Surviving Entity will expressly assume all of our obligations under the unit agreement and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agent and will be in form and substance reasonably satisfactory to the trustees;
•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and
•	we or the Surviving Entity will have delivered to the unit agent an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice; or
•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us.

Unit Agreement Not Qualified under Trust Indenture Act.  The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any note issued as part of a unit will be issued under the Indenture qualified under the Trust Indenture Act, and the Trustee will be qualified as a trustee under the Trust Indenture Act.

Title.  We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Arnold & Porter LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated statements of financial condition as of December 31, 2012 and 2011, and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Astoria Financial Corporation

[    ] Depositary Shares, Each Representing a 1/40th

Interest in a Share of     % Non-Cumulative

Perpetual Preferred Stock, Series C

Joint Book-Running Managers

Barclays

Raymond James

RBC Capital Markets

Co-Managers

Credit Suisse

Jefferies

J.P. Morgan

Sandler O’Neill + Partners, L.P.

March   , 2013